Registration No. 333-05917


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SCI SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                        63-0583436
(State or Other Jurisdiction of           (I.R.S.Employer Identification Number)
 Incorporation or Organization)


                            2101 WEST CLINTON AVENUE
                           HUNTSVILLE, ALABAMA 35805
              (Address of Principal Executive Offices) (Zip Code)

                                  OLIN B. KING
                                    CHAIRMAN
                               SCI SYSTEMS, INC.
                        C/O SCI SYSTEMS (ALABAMA), INC.
                            2101 WEST CLINTON AVENUE
                           HUNTSVILLE, ALABAMA 35805
                    (Name and Address of Agent for Service)

                                 (205) 882-4600
         (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:


                             ELIOT W. ROBINSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303

   This Post-Effective Amendment No.1 to the Registration Statement on Form S-3 is being filed to deregister all of the remaining 5% Convertible Subordinated Notes due 2006 that were originally registered for resale on this Form S-3 but were not resold pursuant to the Form S-3.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Huntsville, State of Alabama, on this 29th day of January, 1999.

                       SCI SYSTEMS, INC.
                       By:  /s/ Olin B. King
                            Olin B. King
                            Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE               TITLE                  DATE



/s/ Olin B. King      Chairman of the           January 29, 1999
Olin B. King          Board and
                      Chief Executive Officer
                      (Principal Executive and
                      Financial Officer)




*                     Director, President and
A. Eugene Sapp, Jr.   Chief Operating Officer




*                     Director
Howard H. Callaway



*                     Director
Jackie M. Ward



*                     Director
Wayne Shortridge



*                     Director
William E. Fruhan



*                     Director
G. Robert Tod



*Pursuant to Power of Attorney

By:/s/Olin B. King
   Olin B. King
   Attorney-in-Fact
Dated:January 29, 1999